CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 333-50303.






/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
    March 28, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-50303) of Acrodyne Communications, Inc. of our report dated March 31, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-KSB.




PricewaterhouseCoopers LLP
Philadelphia, PA
March 27, 2000